Exhibit 99.1

2001 Bryan St, Suite 1600 Dallas, TX 75201 Phone 214.880.3500 Fax 214.880.3599

Builders FirstSource Closes Acquisition of Trussway

Strengthens Company’s roof and floor truss value-added products, including a multifamily presence in key high-growth markets

Anticipated to generate robust free cash flow within first 15 months

DALLAS – September 1, 2022 – Builders FirstSource, Inc. (NYSE: BLDR) (“BFS” or the “Company”), the nation’s largest supplier of structural building products and value-added components and services, today announced it has acquired Trussway, a leading provider of pre-fabricated roof and floor trusses as well as value-added building components and services, including for the multifamily sector, with annualized sales of approximately $340 million.

“We are thrilled that Trussway will now be an integral part of Builders FirstSource. Since 1972, Trussway has been a supplier of choice to customers due to its ability to routinely deliver high quality products and services,” said Dave Flitman, President and CEO of Builders FirstSource. “The addition of Trussway expands our footprint with our roof and floor truss offerings, including for multifamily customers, and enhances our value-added portfolio to better serve our customers and accelerate growth. We are excited to welcome the Trussway team, with its long-standing customer relationships and track record of profitable growth, into the Builders FirstSource family.”

Headquartered in Houston, and with 1,000 employees nationwide, Trussway benefits from customer relationships across the ecosystem of owners, developers, general contractors and framers. Trussway serves more than 340 customer accounts in the U.S., and its average relationship with its top 25 customers is over 10 years. Trussway’s innovative in-house estimating, design and engineering approach will be complementary to BFS and the Company anticipates it will lead to synergies across its portfolio. As part of the acquisition, Builders FirstSource is adding Trussway’s integrated network of six strategically located manufacturing facilities across the U.S.

“Trussway is honored to be a part of the BFS family,” said Jeff Smith, President and CEO of Trussway. “For 50 years, Trussway associates have worked hard at building this company into a leading truss manufacturer. We look forward to bringing, and building on, our high intensity approach to safety, quality, service, production and customer satisfaction with the BFS Team.”

The purchase of Trussway will be funded through cash on hand and the Company’s ABL.

Advisors

Rothschild & Co. served as financial advisor to Trussway and Latham & Watkins LLP served as its legal counsel. Alston & Bird LLP served as BFS’s legal counsel.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 42 states with approximately 560 locations and have a market presence in 47 of the top 50 and 85 of the top 100 MSA’s, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products.

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the continuing COVID-19 pandemic and its impact on the economy, the Company’s acquisitions and continued ability to identify and consummate attractive acquisitions, the Company’s growth strategies, including gaining market share and its digital strategies, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, which in turn is dependent on economic conditions, lumber prices and the economy, including interest rates, inflation and labor and supply shortages. Builders FirstSource may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Investor Contact

Michael Neese

SVP, Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Media Contact

ICR for Builders FirstSource, Inc.

bldr@icrinc.com